Exhibit 99.1

China Armco Metals Announces Results from its Annual General Meeting

SAN MATEO, CA--(Marketwire – 7/14/11) - China Armco Metals, Inc. (AMEX:CNAM - News) (“China Armco” or “the Company”), a distributor of imported metal ore and metal recycler with a new state of the art scrap metal recycling facility in China, today announced results from its Annual General Meeting.

On July 9, 2011, China Armco hosted its Annual General Meeting in conjunction with an Investor Forum and facility tour held a day earlier on July 8, 2011, in Lianyungang City, China. Shareholders approved the following items at the Annual General Meeting:

1.	Election of directors: Kexuan Yao, Weigang Zhao, Tao Pang, William Thomson, and Jinping (K.P.) Chan.
2.	Appointment of Li & Company as independent accounting firm.
3.	Amended and Restated 2009 Stock Incentive Plan.

The voting process was administered by an independent professional services firm, Issuer Direct Corporation. Details of the results of the Annual General Meeting are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission today.

About China Armco Metals, Inc.

China Armco Metals, Inc. is engaged in the sale and distribution of metal ore and non-ferrous metals throughout the PRC and is in the recycling business with the recent launch of operations of a metal recycling facility. China Armco maintains customers throughout China. Raw materials are acquired from a global group of suppliers located in diverse countries, including, but not limited to, Brazil, India, Indonesia, Ukraine and the United States. China Armco's product lines include ferrous and non-ferrous ore, iron ore, chrome ore, nickel ore, magnesium, copper ore, manganese ore and steel billet. The Company’s recycling facility is expected to be capable of recycling one million metric tons of scrap metal per year, which will position China Armco as one of the 10 largest recyclers of scrap metal in China. China Armco estimates the recycled metal market in China as 70 million metric tons. For more information about China Armco, please visit http://www.armcometals.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our operations, results of operations and other matters that are based on our current expectations, estimates, forecasts and projections.. Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will" "expect," "anticipate," "estimate," "intend," "plan," "believe," "project," “may”, “potential,” “opportunity” and “should”) are intended to identify forward-looking statements and may involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding the capacity of our recycling facility, our position as one of the 10 largest recyclers of scrap metal in China and the estimated recycled metal market in China.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Such factors include, but are not limited to: our partners’ ability to complete their respective obligations to source various minerals and ores within acceptable specifications, demand and fluctuations in the prices of minerals and ores, our ability to secure supplies of metal ore and scrap metal upon favorable terms, our ability to resell any sourced minerals and ores at current market prices and on favorable terms, our ability to finance the purchase price of any minerals and ores, our ability to retain current customers and suppliers and attract new customers and suppliers, our ability to establish adequate management, legal and financial controls in the United States and China and the cautionary statements and risk factors contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2010, as amended by Form 10-K/A, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.  Most of these factors are beyond our ability to predict or control. New factors that could cause actual results to differ materially from those expressed in the forward-looking statements emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Each forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For more information, please contact:

Investor Relations:

HC International, Inc.
Ted Haberfield, Executive VP
Tel: +1-760-755-2716
Email: thaberfield@hcinternational.net
Web: http://www.hcinternational.net

Company:
US Contact:
Oliver Hu, Business Associate
China Armco Metals, Inc.
Office: 650.212.7620
Mobile: 415.794.0906
Email: oliver@armcometals.com
Website: www.armcometals.com

China Contact:
Wayne Wu:
China Armco Metals, Inc.
Office: 021-62375286
Email: wayne.wu@armcometals.com
Website: www.armcometals.com